UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

SCHEDULE 14A

(Rule 14A-101)

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant    ☒

Filed by a Party other than the Registrant    ☐

Check appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under Rule 14a-12

XM SATELLITE RADIO HOLDINGS INC.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required.
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials:

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

XM Satellite Radio Holdings Inc.’s website regarding its merger with Sirius Satellite Radio Inc., which is available at www.XMmerger.com and has information about the proposed merger, has been updated. The updates include the information being filed herewith.

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about the benefits of the business combination transaction involving Sirius Satellite Radio Inc. and XM Satellite Radio Holdings Inc., including potential synergies and cost savings and the timing thereof, future financial and operating results, the combined company’s plans, objectives, expectations and intentions with respect to future operations, products and services; and other statements identified by words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” “will,” “should,” “may,” or words of similar meaning. Such forward-looking statements are based upon the current beliefs and expectations of Sirius’s and XM’s management and are inherently subject to significant business, economic and competitive uncertainties and contingencies, many of which are difficult to predict and generally beyond the control of Sirius and XM. Actual results may differ materially from the results anticipated in these forward-looking statements.

The following factors, among others, could cause actual results to differ materially from the anticipated results or other expectations expressed in the forward-looking statement: general business and economic conditions; the performance of financial markets and interest rates; the ability to obtain governmental approvals of the transaction on a timely basis; the failure of Sirius and XM shareholders to approve the transaction; the failure to realize synergies and cost-savings from the transaction or delay in realization thereof; the businesses of Sirius and XM may not be combined successfully, or such combination may take longer, be more difficult, time-consuming or costly to accomplish than expected; and operating costs and business disruption following the merger, including adverse effects on employee retention and on our business relationships with third parties, including manufacturers of radios, retailers, automakers and programming providers. Additional factors that could cause Sirius’s and XM’s results to differ materially from those described in the forward-looking statements can be found in Sirius’s and XM’s Annual Reports on Form 10-K for the year ended December 31, 2006, which are filed with the Securities and Exchange Commission (the “SEC”) and available at the SEC’s Internet site (http://www.sec.gov). The information set forth herein speaks only as of the date hereof, and Sirius and XM disclaim any intention or obligation to update any forward looking statements as a result of developments occurring after the date of this communication.

Important Additional Information and Where to Find It

This communication is being made in respect of the proposed business combination involving XM and SIRIUS. In connection with the proposed transaction, SIRIUS filed with the SEC a Registration Statement on Form S-4 (Registration No. 333-144845) containing a Joint Proxy Statement/Prospectus and XM and SIRIUS may file with the SEC other documents regarding the proposed transaction. The Joint Proxy Statement/Prospectus was first mailed to stockholders of XM and SIRIUS on or about October 9, 2007. INVESTORS AND SECURITY HOLDERS OF XM AND SIRIUS ARE URGED TO READ THE JOINT PROXY STATEMENT/PROSPECTUS (INCLUDING ALL AMENDMENTS AND SUPPLEMENTS TO IT) AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION.

Investors and security holders may obtain free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed with the SEC by XM and SIRIUS through the web site maintained by the SEC at http://www.sec.gov. Free copies of the Registration Statement and the Joint Proxy Statement/Prospectus and other documents filed

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with the SEC can also be obtained by directing a request to XM Satellite Radio Holdings Inc., 1500 Eckington Place, NE, Washington, DC 20002, Attention: Investor Relations.

XM, SIRIUS and their respective directors and executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding XM’s directors and executive officers is available in XM’s Annual Report on Form 10-K, for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007 and its proxy statement for its 2007 annual meeting of shareholders, which was filed with the SEC on April 17, 2007, and information regarding SIRIUS’ directors and executive officers is available in its Annual Report on Form 10-K for the year ended December 31, 2006, which was filed with the SEC on March 1, 2007, and its proxy statement for its 2007 annual meeting of stockholders, which was filed with the SEC on April 23, 2007. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is contained in the Joint Proxy Statement/Prospectus and other relevant materials filed with the SEC.

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In addition, the “In The News” page of the updated internet website also contains links to the following third-party news articles, editorials, op-eds and blog entries:

Analyst: DoJ Will Clear Satcaster Merger

Radio & Records (R&R)

By Jeffrey Yorke

Shares of Sirius and XM jumped 5% apiece Friday (Nov. 2) after Cowen & Co. analyst Tom Watts sent a morning note to his clients that Thomas Barnett, assistant attorney general for the Justice Department’s Antitrust Division, “will approve” the proposed $13.6 billion merger between the two satellite radio companies.

In his “Quick Take” note, Watts said that “the approval would come despite a staff recommendation against the deal, which could be heard as early as next week.” Watts said the assistant AG’s ”acting contrary to the recommendations of his staff would be similar to the DOJ’s approval of Whirlpool’s acquisition of Maytag.” Last year, Whirlpool bid to acquire Maytag, consolidating the U.S. dishwasher market to a 50% share and the washer/dryer market to a 70% share. While the DOJ staff was positioning to block the deal — and had even taken sworn testimony from competitors and suppliers to prepare a court challenge to the deal — it was approved by Barnett.

“We continue to expect both DOJ and FCC approval of the deal,” Watts wrote. “Denying the deal would have to be based on the ludicrous position that satellite radio does not compete with terrestrial radio and any other form of mobile communications.”

Watts added that he believes a decision could be “as soon as next week.”

Nearly 60 million shares of SIRI traded hands Friday as the stock price increased 16 cents to close at $3.28, while 6.7 million shares of XMSR were sold, ending the day with a gain of 67 cents to $13.12 a share.

Meanwhile, ISS, the independent proxy advisory firm, on Friday recommended that Sirius and XM shareholders vote in favor of the proposed merger. The recommendation comes on the heels of same recommendation from Glass, Lewis & Co. earlier in the week.

© 2007 Radio & Records (R&R). All rights reserved.

Analyst Says DoJ May O.K. Sirius/XM Merger

By Amy Gilroy — TWICE, 11/2/2007 12:04:00 PM

New York — Cowen and Company analyst Tom Watts reports today that Thomas Barnett, assistant attorney general for the Department of Justice, (DoJ) will approve the Sirius/XM merger sent Sirius and XM stocks up four percent.

Watts also concluded in a report to investors that the DoJ might discuss the Sirius/XM merger as early as next week.

Watts said Barnett’s approval “would come despite a [DoJ] staff recommendation against the deal” and added that the pattern of the Antitrust Chief acting against his staff’s recommendations occurred, as well, in 2006 in the DoJ’s approval of Whirlpool’s acquisition of Maytag.

“We continue to expect both DoJ and [Federal Communications Commission] approval of the deal,” said Watts, adding, “Denying the deal would have to be based on the ludicrous position that satellite radio does not compete with terrestrial radio or any other form of mobile communications. The DoJ and FCC have always coordinated on past transactions, coming to compatible conclusions.”

Also today, Sirius and XM said ISS, the leading independent proxy advisory service, has recommended that Sirius and XM stockholders vote “for” the companies’ merger proposal.

Sirius and XM will each hold a special meeting of stockholders to vote on the merger on November 13 at 9 am and 3 pm, respectively.

The ISS analysis said a merger would yield synergies of $6 billion.

To merge, Sirius and XM must receive approval by both the FCC and DoJ. The FCC is charged with determining if the merger would be in the public interest, and the DOJ determines if the merger would be anticompetitive. Many expect both agencies to decide on the merger by the end of the year.